EXHIBIT 10.1

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (“Amendment”), dated effective as of November 15, 2013 (the “Effective Date”), is made by and between DubLi, Inc., a Nevada corporation (the “Company”), with a principal business address of 5200 Town Center Circle, Suite 601, Boca Raton, Florida 33486, and Michael Hansen, an individual having an address of P.O. Box 283612, Dubai, U.A.E. (the “Purchaser”).

Recitals

A.    Company and Purchaser entered into that certain Purchase Agreement (the “Purchase Agreement”) on or about June 19, 2013, with respect to the sale of 30,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company at a price of $0.10 per share, where the purchase price for 23,000,000 of such shares of Common Stock was to be paid for in cash and the purchase price for 7,000,000 of such shares of Common Stock was to be paid by cancellation of indebtedness owed by the Company to the Purchaser.

B.    The Purchaser wishes to purchase, and Company wishes to issue and sell, an additional 751,000 shares of Common Stock at a price of at a price of $0.10 per share (the “Additional Shares”).

C.    The Purchaser will invest US$75,100 in the Company to purchase the Additional Shares, which investment consists of the following: (i) a cash payment of US$25,000 from the Purchaser to the Company; and (ii) cancellation of indebtedness owed by the Company to the Purchaser in the amount of US$50,100 (altogether, the “Additional Share Consideration”).

D.    Company and the Purchaser wish to amend the Purchase Agreement to account for the issuance and sale of the Additional Shares and the payment of the Additional Share Consideration.

E.    Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and the Purchaser hereby agree as follows.

Agreement

1.    Recitals; Defined Terms. The foregoing Recitals are true and correct and incorporated into this Amendment by this reference. All capitalized terms used but not otherwise defined in this Amendment will have the meanings set forth in the Purchase Agreement. The terms of this Amendment will control over any conflicting terms of the Purchase Agreement.

2.    Inclusion of the Additional Shares and Additional Share Consideration.

a.The reference to “30,000,000”, which is set forth on the signature page (i.e., page 8) of the Purchase Agreement as the number of shares to be purchased pursuant to the Purchase Agreement, is hereby deleted and replaced with “30,751,000”.

b.The reference to “approx. $2,300,000.00”, which is set forth on the signature page (i.e., page 8) of the Purchase Agreement as the dollar amount of cash to be applied to payment of the Purchase Price pursuant to the Purchase Agreement, is hereby deleted and replaced with “approx. $2,325,000.00”.

c.The reference to “approx. $700,000.00”, which is set forth on the signature page (i.e., page 8) of the Purchase Agreement as the dollar amount of indebtedness owed by Company to Purchaser to be applied to payment of the Purchase Price pursuant to the Purchase Agreement, is hereby deleted and replaced with “approx. $750,100.00”.

3.    Miscellaneous. Except as otherwise set forth in this Amendment, all terms of the Purchase Agreement will remain unchanged and in full force and effect. This Amendment may be executed in counterparts, each of which counterparts, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Effective Date set forth above.

COMPANY:

DubLi, Inc.

By:

Print Name:

Title:

PURCHASER:

Michael Hansen

Signature

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